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                                                                    EXHIBIT 99.3

                          ASCEND COMMUNICATIONS, INC.
                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON      , 1997
                      SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Mory Ejabat and Robert K. Dahl, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Ascend Communications, Inc., a Delaware corporation ("Ascend"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of Ascend (the "Ascend Special Meeting") to be held at Ascend's principal executive offices located at One
 Ascend Plaza, 1701 Harbor Bay Parkway, Alameda, California on      ,      ,
 1997 commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Joint Proxy
 Statement/Prospectus of Ascend dated     , 1997, (the "Joint Proxy
 Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the Ascend Special Meeting, including any motion to adjourn the Ascend Special Meeting to a later date to permit further solicitation of proxies if necessary, or any postponements or adjournments thereof.

           THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.
    IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL 1.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                SEE REVERSE SIDE
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 [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

 WHETHER OR NOT YOU PLAN TO ATTEND THE ASCEND SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ASCEND SPECIAL MEETING.

    A vote FOR the following proposal is recommended by the Ascend Board of
                                   Directors:

 1. To approve the issuance of
    shares of common stock, par                   MARK HERE FOR ADDRESS CHANGE
    value $.001 per share, of Ascend              AND NOTE AT LEFT [_]
    ("Ascend Common Stock"),
    pursuant to the Agreement and
    Plan of Reorganization, dated as
    of March 30, 1997, by and among
    Ascend, Catskill Merger
    Corporation, a Delaware
    corporation and a wholly-owned
    subsidiary of Ascend ("Sub"),
    and Cascade Communications
    Corp., a Delaware corporation
    ("Cascade"), pursuant to which,
    among other things, (a) Sub will
    be merged with and into Cascade,
    with Cascade continuing as the
    surviving corporation and
    becoming a wholly-owned
    subsidiary of Ascend, and (b)
    each outstanding share of common
    stock, par value $.001 per
    share, of Cascade ("Cascade
    Common Stock"), will be
    converted into the right to
    receive 0.70 of a share (the
    "Exchange Ratio") of Ascend
    Common Stock and (c) each
    outstanding option or right to
    purchase Cascade Common Stock
    under the Cascade Amended and
    Restated 1991 Stock Plan, the
    Cascade 1994 Non-Employee
    Director Stock Option Plan, the
    Sahara Networks, Inc. 1995 Stock
    Plan, the Arris Networks, Inc.
    1995 Stock Option Plan and the
    Cascade 1994 Employee Stock
    Purchase Plan will be assumed by
    Ascend and will become an option
    or right to purchase shares of
    Ascend Common Stock, with
    appropriate adjustments to the
    number of shares issuable
    thereunder and the exercise
    price thereof based on the
    Exchange Ratio.

                                                  MARK HERE IF YOU PLAN TO
                                                  ATTEND THE MEETING [_]

                                        Signature:            Date:
                                             ------------------
                                                                    -------

                                        Signature:            Date:
                                             ------------------
                                                                    -------

                                        PLEASE SIGN HERE. If shares of
                                        stock are held jointly, both or all
                                        of such persons should sign.
                                        Corporate or partnership proxies
                                        should be signed in full corporate
                                        or partnership name by an
                                        authorized person. Persons signing
                                        in a fudiciary capacity should
                                        indicate their full titles in such
                                        capacity.

   [_] FOR    [_] AGAINST
   [_] ABSTAIN

 2. Upon such other matters as may
    properly come before the Ascend
    Special Meeting, including any
    motion to adjourn the Ascend
    Special Meeting to a later date
    to permit further solicitation
    of proxies or any postponements
    and adjournments thereof.